Exhibit 10

THIRD AMENDMENT TO REVOLVING CREDIT, TERM LOAN

AND SECURITY AGREEMENT AND RELATED DOCUMENTS

This THIRD AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT AND RELATED DOCUMENTS (“Third Amendment”) is executed among FGDI, L.L.C., a limited liability company formed under the laws of the State of Delaware (“Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and CoBANK, ACB (“CoBank”), as agent for Lenders (CoBank, in such capacity, the “Agent”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged effective March     , 2007.

Recitals

A. Borrower and Agent have executed a Revolving Credit, Term Loan and Security Agreement dated as of March 28, 2006 (“Original Credit Agreement”), a First Amendment to the Revolving Credit, Term Loan and Security Agreement dated as of May 31, 2006 (“First Amendment”), and a Second Amendment to the Revolving Credit, Term Loan and Security Agreement dated as of November 27, 2006 (“Second Amendment”). Hereinafter, the Original Credit Agreement, First Amendment, Second Amendment and all amendments, extensions, modifications, replacements and substitutions thereto may be referred to collectively as the “Credit Agreement.”

B. Borrower has requested Agent to extend the maturity date of, and to make certain other changes to, the Credit Agreement and Other Documents (as defined in the Credit Agreement).

C. Agent is willing to make the requested changes to the Credit Agreement and Other Documents so long as Borrower executes and agrees to abide by the terms and conditions set forth in this Third Amendment.

Agreements

1. Capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

2. The definition of “Adjusted Working Capital” set forth in Section 1.2 of the Credit Agreement hereby is amended to read:

“Adjusted Working Capital” shall mean Working Capital; provided, however, that (i) Indebtedness subject to Subordination Agreements shall be excluded from the calculation of Current Liabilities.

3. The definition of “Indebtedness” set forth in Section 1.2 of the Credit Agreement hereby is amended to read:

“Indebtedness” of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

4. The definition of “Letters of Credit” set forth in Section 1.2 of the Credit Agreement hereby is amended to read:

“Letters of Credit” shall have the meaning set forth in Section 2.6, but shall not include the following letters of credit: (1) the Bayerische Hypo-und Vereinsbank AG, New York Branch, Irrevocable Letter of Credit Number SB104975, (2) the CoBank, ACB, Irrevocable Letter of Credit Number 00614272, or (3) any other letter of credit issued pursuant to the Industrial Revenue Bonds.

5. The definition of “Maximum Advances Amount” set forth in Section 1.2 of the Credit Agreement hereby is amended to read:

“Maximum Advances Amount” shall mean: (a) $88,000,000.00, subject to any permanent reduction caused by a permanent reduction in the Maximum Revolving Advances Amount, from the date of this Third Amendment through March 28, 2007; (b) $83,000,000.00, subject to any permanent reduction caused by a permanent reduction in the Maximum Revolving Advances Amount, from March 29, 2007 through May 30, 2007; and (c) $73,000,000.00, subject to any permanent reduction caused by a permanent reduction in the Maximum Revolving Advances Amount, from May 31, 2007 through June 30, 2007.

6. The definition of “Maximum Revolving Advances Amount” set forth in Section 1.2 of the Credit Agreement hereby is amended to read:

“Maximum Revolving Advances Amount” shall mean: (a) $80,000,000.00 from the date of this Third Amendment through March 28, 2007; (b) $75,000,000.00 from March 29, 2007 through May 30, 2007; and (c) $65,000,000.00 from May 31, 2007 through June 30, 2007; provided however, that so long as no Event of Default has occurred and is continuing, Borrower shall be entitled to reduce such amount on a permanent basis: (x) to $68,000,000.00 or less on one (1) occasion on or before June 30, 2007 by providing Agent with at least (3) Business Days’ prior written notice thereof; and (y) by One Million Dollars ($1,000,000.00) or a multiple thereof on one (1) occasion during each calendar year by providing Agent with at least (3) Business Days’ prior written notice thereof. Any such permanent reduction shall cause an equal permanent reduction in the Maximum Advances Amount.

7. The definition of “Revolving Advances Rate” set forth in Section 1.2 of the Credit Agreement hereby is amended to read:

“Revolving Advances Rate” shall mean an interest rate per annum equal to: (a) the sum of the Base Rate plus one-half percent (0.50%) with respect to Domestic Rate Advances prior to April 30, 2007; (b) the sum of the Base Rate plus three-quarters percent (0.75%) with respect to Domestic Rate Advances from April 30, 2007 to May 30, 2007; (c) the sum of the Base Rate plus one percent (1.00%) with respect to Domestic Rate Advances at all other times; (d) the sum of LIBOR plus two and one-quarter percent (2.25%) with respect to LIBOR Rate Advances prior to April 30, 2007; and (e) the sum of LIBOR plus two and one-half percent (2.50%) with respect to LIBOR Rate Advances from April 30, 2007 to May 30, 2007; and (f) the sum of LIBOR plus two and three-quarters percent (2.75%) with respect to LIBOR Rate Advances at all other times.

8. The definition of “Revolving Advances Term” set forth in Section 1.2 of the Credit Agreement hereby is amended to read:

“Revolving Advances Term” shall mean from the date hereof through June 30, 2007 unless sooner terminated as herein provided.

9. The definition of “Term Advances Term” set forth in Section 1.2 of the Credit Agreement hereby is amended to read:

“Term Advances Term” shall mean from the date hereof through June 30, 2008 unless sooner terminated as herein provided.

10. The definition of “Total Debt” set forth in Section 1.2 of the Credit Agreement hereby is replaced with the following definition of “Total Funded Debt” and all references in the Credit Agreement to “Total Debt” hereby are amended to be references to “Total Funded Debt”:

“Total Funded Debt” shall mean all Indebtedness of Borrower plus the Maximum Undrawn Amount of outstanding Letters of Credit, minus all non-interest-bearing indebtedness, minus the current balance contained in FCStone, LLC Account No. 001842092 (which account supports repayment of indebtedness existing under the Industrial Revenue Bonds), minus amounts payable to: (a) AFG Asset Management under the AFG Asset Management Investment Facility Letter; (b) AFG Trust Finance under the AFG Trust Finance Credit Facility Letter; (c) FCStone Group, Inc. under a promissory note in the original principal amount of $1,000,000.00 that is subordinated to Borrower’s Obligations to Agent and Lenders pursuant to a subordination agreement in form and substance acceptable to Agent in its sole discretion; and (d) FCStone Group, Inc. and/or Agrex, Inc. (individually and collectively “Subordinated Creditor”) under a promissory note in the original principal amount of $2,000,000.00, or less, that is subordinated to Borrower’s Obligations to Agent and Lenders pursuant to one or more subordination agreements in form and substance acceptable to Agent in its sole discretion.

11. Section 6.8 of the Credit Agreement hereby is amended to read:

6.8 Standards of Financial Statements.

Cause all financial statements referred to in Article IX of this Agreement as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein). Notwithstanding the foregoing, all interim financial statements referred to in Article IX of this Agreement shall report Open Contract Equity either as an asset or a liability (as appropriate) but not as a contra-asset or a contra-liability.

12. Section 9.2(a) of the Credit Agreement hereby is amended to read:

9.2 Borrowing Base Certificates and Other Information and Materials to be Delivered to Agent.

(a) on or before the Financial Reporting Deadline for each month, deliver to Agent a Non-Interim Borrowing Base Certificate, executed by the President or Chief Financial Officer of Borrower, in form and substance satisfactory to Agent (which shall be calculated as of the last Business Day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement), together with “Grain Inventory Summaries” and “Accrued Gains & Losses on Grain Open Purchase & Sale Contracts Summaries” in the forms attached to the Third Amendment as Exhibit 9.2(a) and incorporated herein by this reference.

13. Section 9.8 of the Credit Agreement hereby is amended to read:

9.8 Monthly Financial Statements.

Furnish Agent and Lenders not later than the Financial Reporting Deadline for each month, an unaudited balance sheet of Borrower and unaudited statements of income and stockholders’ equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Borrower’s business. Except as set forth in Section 9.2(a) hereof, the reports shall be prepared in accordance with GAAP and in the same format as the audited annual financial statements described in Section 9.7 hereof and accompanied by a Compliance Certificate and all brokers’ statements related to the information contained in such reports.

14. The “List of FGDI Margin Accounts with FCStone, LLC as of: January 18, 2006” that comprises a portion of Schedule 4.15(h) of the Credit Agreement hereby is amended and replaced in its entirety by the “List of FGDI Margin Accounts with FCStone, LLC as of: February 9, 2007” attached to this Third Amendment and incorporated herein by this reference.

15. The list of “Deposit and Investment Accounts” that comprises a portion of Schedule 4.15(h) of the Credit Agreement hereby is amended and replaced in its entirety by the “Deposit and Investment Accounts updated as of March 21, 2007” attached to this Third Amendment and incorporated herein by this reference.

16. Borrower represents and warrants to Agent and Lenders that the “List of FGDI Margin Accounts with FCStone Trading, LLC as of: January 18, 2006” that comprises the remaining portion of Schedule 4.15(h) of the Credit Agreement is accurate and complete as of the date of this Third Amendment.

17. Exhibit 2.1(b) of the Credit Agreement is amended, restated and replaced in its entirety by Exhibit 2.1(b) attached to this Third Amendment and incorporated herein by this reference. In addition, all references in the Credit Agreement and Other Documents to the Revolving Advances Note shall refer to Exhibit 2.1(b) attached to this Third Amendment and any amendments, modifications, replacements and substitutions thereto on and after the date of this Third Amendment.

18. Borrower represents and warrants to Agent and Lenders that no Default or Event of Default has occurred and is continuing under the Credit Agreement or any Other Document.

19. Borrower hereby releases, waives and forever discharges Agent, Lenders, their affiliates, and their respective shareholders, directors, officers, employees, and agents, from all known and unknown, absolute and contingent, claims, defenses, setoffs, counterclaims, causes of action, actions, suits or other legal proceedings of any kind existing or accrued as of the date of this Third Amendment.

20. Borrower shall pay Agent a modification fee of $20,000.00 upon the execution of this Third Amendment. In addition, Borrower shall reimburse Agent for all attorneys’ fees, legal costs, and other expenses incurred in connection with the negotiation, drafting, and execution of this Third Amendment. The amounts described in this paragraph shall be in addition to, and not in lieu of, the interest, fees and other charges owing under the Credit Agreement.

21. The Credit Agreement and Other Documents shall remain in full force and effect except as modified by this Third Amendment.

22. Borrower shall execute and deliver and cause any necessary Persons to execute and deliver to Agent such other documents and shall take and cause any necessary Persons to take such additional actions as Agent may request to carry out the intent and purposes of this Third Amendment.

23. This Third Amendment may be executed in counterparts and shall be effective when each party has executed at least one counterpart hereof.

24. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Colorado and shall inure to the benefit of and being binding upon the parties hereto and their respective successors and permitted assigns.

25. BORROWER, AGENT AND LENDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO DEMAND A TRIAL BY JURY IN ANY LITIGATION OR OTHER LEGAL PROCEEDING PERTAINING TO THIS THIRD AMENDMENT OR THE SUBJECT MATTER HEREOF.

FGDI, L.L.C.
as Borrower

By:	/s/ Steven J. Speck
Name:	Steven J. Speck
Title:	President and Chief Executive Officer

By:	/s/ Jean Bratton
Name:	Jean Bratton
Title:	Vice President and Chief Financial Officer

COBANK ACB,
as Agent and Lender

By:	/s/ Theodore D. Tice
Name:	Theodore D. Tice
Title:	Vice President

Commitment Percentage: 100%

STATE OF OHIO	)
) ss.
COUNTY OF WOOD	)

On this 23rd day of March, 2007, before me personally came Steven J. Speck, to me known, who, being by me duly sworn, did depose and say that he is the President and Chief Executive Officer of FGDI, L.L.C., the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by order of the management committee of said limited liability company.

/s/ Donald Eugene Finn
Notary Public for the State of Ohio
My commission expires: 5/22/08

STATE OF OHIO	)
) ss.
COUNTY OF WOOD	)

On this 23rd day of March, 2007, before me personally came Jean Bratton, to me known, who, being by me duly sworn, did depose and say that she is a Vice President and Chief Financial Officer of FGDI, L.L.C., the limited liability company described in and which executed the foregoing instrument; and that she signed her name thereto by order of the management committee of said limited liability company.

/s/ Donald Eugene Finn
Notary Public for the State of Ohio
My commission expires: 5/22/08

EXHIBIT 2.1(b)

SECOND AMENDED AND RESTATED REVOLVING ADVANCES NOTE

$80,000,000.00	March 23, 2007

This Second Amended and Restated Revolving Advances Note is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement dated as of March 28, 2006 (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”) by and among FGDI, L.L.C., a limited liability company organized under the laws of the State of Delaware with an address of 2829 Westown Parkway, Suite 240, West Des Moines, Iowa 50266 (“Borrower”) and COBANK, ACB (“CoBank”), the various financial institutions named therein or which hereafter become a party thereto, (collectively with CoBank, “Lenders”) and CoBank as agent for Lenders (in such capacity, “Agent”). Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of CoBank, at the office of Agent located at Department 167, Denver, Colorado 80291-0167 or at such other place as Agent may from time to time designate to Borrower in writing:

(i) the principal sum of Eighty Million Dollars and No/100th Dollars ($80,000,000.00) or, if different, from such amount, the unpaid principal balance of the Revolving Advances as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

(ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Advances Rate in accordance with the provisions of the Loan Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

This Note is one of the Revolving Advances Notes referred to in the Loan Agreement and is secured by the liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Sections 10.7 and 10.8 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable upon notice to Borrower, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be construed and enforced in accordance with the laws of the State of Colorado.

This Second Amended and Restated Revolving Advances Note amends, restates and replaces the Revolving Advances Note executed by Borrower and payable to the order of CoBank dated March 28, 2006 and any amendments, modifications, replacements, or substitutions thereto in its entirety (but does not constitute a novation thereof).

Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

FGDI, L.L.C.

By:	/s/ Steven J. Speck
Name:	Steven J. Speck
Title:	President and Chief Executive Officer

By:	/s/ Jean Bratton
Name:	Jean Bratton
Title:	Vice President and Chief Financial Officer

STATE OF OHIO	)
) ss.
COUNTY OF WOOD	)

The foregoing instrument was subscribed, sworn to, and acknowledged before me this 23rd day of March, 2007, by Steven J. Speck as the President and Chief Executive Officer of FGDI, L.L.C., a Delaware limited liability company, on behalf of the limited liability company.

Witness my hand and official seal.

My commission expires: 5/22/08

/s/ Donald Eugene Finn
Notary Public

STATE OF OHIO	)
) ss.
COUNTY OF WOOD	)

The foregoing instrument was subscribed, sworn to, and acknowledged before me this 23rd day of March, 2007, by Jean Bratton as a Vice President and Chief Financial Officer of FGDI, L.L.C., a Delaware limited liability company, on behalf of the limited liability company.

Witness my hand and official seal.

My commission expires: 5/22/08

/s/ Donald Eugene Finn
Notary Public